FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report: September 25, 2003

BANK MUTUAL CORPORATION

(Exact name of registrant as specified in its charter)

United States	000-31207	39-2004336
(State or other jurisdiction of incorporation)	(Commission File Number	(I.R.S. Employer Identification No.)

4949 West Brown Deer Road, Milwaukee, Wisconsin	53223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(414) 354-1500

Item 5. Other Events and Regulation FD Disclosure

On September 25, 2003, Bank Mutual Corporation (the “Registrant”) issued a press release reporting an increase in the appraisal which was prepared in connection with its Plan of Restructuring (the “Plan”) to fully convert to a fully shareholder-owned company. The new appraisal will affect the number of shares offered in the related stock offering. There will be a resolicitation of the persons, and only those persons, who subscribed for shares in the offering. The number of new shares sold in the stock offering will ultimately determine the related exchange ratio determining the number of new shares to be issued to existing shareholders in exchange for each current share of the Registrant’s common stock.

A copy of the press release, with further detail, is attached as an exhibit to this report and is incorporated herein by reference.

The Registrant previously announced shareholder, and Bank Mutual Bancorp, MHC member, approval of the Plan.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1 Bank	Mutual press release dated September 25, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2003	/S/ MICHAEL T. CROWLEY, JR.
Michael T. Crowley, Jr. Chief Executive Officer

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